EXHIBIT INDEX

(h)(6) Amended and Restated Fee Waiver Agreement, dated Nov. 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners International Aggressive Growth Fund, a series of AXP Partners International Series, Inc.

(h)(7) Amended and Restated Fee Waiver Agreement, dated Nov. 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners International Core Fund, a series of AXP Partners International Series, Inc.

(h)(8) Amended and Restated Fee Waiver Agreement, dated Nov. 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners International Small Cap Fund, a series of AXP Partners International Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors' Power of Attorney to sign Amendments to Registration statement, dated Nov. 11, 2004.